Exhibit 99.1

Staples, Inc. Announces Second Quarter 2010 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--August 19, 2010--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended July 31, 2010. Total company sales of $5.5 billion for the second quarter of 2010 were flat compared to the second quarter of 2009. Net income for the second quarter of 2010 increased 40 percent year over year to $130 million, and diluted earnings per share, on a GAAP basis, increased 38 percent to $0.18 from the $0.13 achieved in the second quarter of 2009.

Adjusted diluted earnings per share of $0.20 for the second quarter of 2010 increased 25 percent compared to adjusted diluted earnings per share of $0.16 achieved in the second quarter of 2009. These adjusted results exclude pre-tax integration and restructuring expense of $22 million during the second quarter of 2010 and $30 million during the second quarter of 2009.

“Staples continues to deliver strong earnings growth in a challenging sales environment,” said Ron Sargent, Staples’ chairman and chief executive officer. “We’re seeing good progress in our initiatives to grow technology, copy and print, and facilities supplies.”

On a GAAP basis, second quarter 2010 operating income rate increased 112 basis points to 4.85 percent compared to the second quarter of 2009. Excluding the impact of integration and restructuring expense, second quarter 2010 operating income rate increased 97 basis points to 5.24 percent. This increase primarily reflects improved product margins, lower stock based compensation expense, as well as reduced amortization and delivery and distribution expense.

The company’s effective tax rate for the second quarter of 2010 was 37.5 percent, compared to 34.5 percent for the second quarter of 2009. The increase in the effective tax rate was due to the expiration of tax provisions this year that allow for the deferral of income tax on certain foreign earnings.

The company generated year to date free cash flow of $95 million after $151 million in capital expenditures, ending the second quarter of 2010 with approximately $2.2 billion in liquidity, including $872 million in cash and cash equivalents. The company resumed its share repurchase program during the second quarter of 2010, and repurchased 5.1 million shares of common stock for $102 million.

North American Delivery

North American Delivery sales for the second quarter of 2010 were $2.4 billion, an increase of two percent in US dollars and one percent in local currency compared to the second quarter of 2009. In addition to the favorable impact of foreign exchange rates, the top line benefitted from strong customer acquisition, offset by lower spend from existing customers. Operating income rate increased 79 basis points to 8.75 percent compared to the second quarter of 2009. This increase primarily reflects better buying, a favorable product mix, as well as reduced amortization expense, offset by investments in growth initiatives.

North American Retail

North American Retail sales for the second quarter of 2010 were $2.0 billion, an increase of two percent in US dollars and flat in local currency compared to the second quarter of 2009. Comparable store sales for the second quarter of 2010 were flat versus the second quarter of 2009, reflecting increased customer traffic, offset by lower average order size. Operating income rate increased slightly to 5.26 percent compared to the second quarter of 2009. This improvement primarily reflects increased product margins, as well as reduced depreciation, distribution and marketing expense, offset by investments in growth initiatives. North American Retail opened two stores and closed two stores, ending the second quarter of 2010 with 1,888 stores in North America.

International

International sales for the second quarter of 2010 were $1.2 billion, a decrease of six percent in US dollars and two percent in local currency compared to the second quarter of 2009. Top line growth in local currency in the European Catalog and Contract businesses was more than offset by a nine percent decrease in comparable store sales in Europe versus the second quarter of 2009. Operating income rate increased 86 basis points to 1.16 percent compared to the second quarter of 2009. This increase primarily reflects supply chain improvements, reduced amortization, as well as reduced losses in China, somewhat offset by deleverage of rent and labor expense on lower sales in European Retail. European Retail opened one store, closed two stores, and acquired nine stores during the second quarter of 2010. The International business ended the second quarter of 2010 with 376 stores.

Outlook

The company no longer anticipates that prior to the end of fiscal year 2010 the US Congress will extend the provisions that allow for the deferral of income tax on certain foreign earnings. As a result, the company anticipates that its effective tax rate for the third quarter and fiscal year 2010 will be 37.5 percent versus its previous guidance of 34.5 percent for the fiscal year 2010. The company expects this change to impact fiscal year 2010 diluted earnings per share by approximately $0.06. The company expects its effective tax rate to return to 34.5 percent for 2011, assuming no other changes to tax laws.

The company’s outlook assumes a modest economic recovery during the second half of 2010. For the third quarter of 2010, the company expects sales to increase in the low single-digits compared to the third quarter of 2009. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $0.38 to $0.40 for the third quarter of 2010. Excluding approximately $10 million of pre-tax integration and restructuring expense, or approximately $0.01 per share, the company expects to achieve adjusted diluted earnings per share for the third quarter of 2010 in the range of $0.39 to $0.41.

For the full year 2010, the company expects total company sales to increase in the low single-digits compared to the full year 2009. Including the impact of the higher tax rate, the company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $1.20 to $1.24 for the full year 2010. Excluding approximately $55 million to $60 million of pre-tax integration and restructuring expense, or approximately $0.05 per share, the company expects to achieve adjusted diluted earnings per share for the full year 2010 in the range of $1.25 to $1.29.

The company expects to incur the following expenses during the third quarter and full year 2010.

Approximate Dollar Amounts in Millions
	Q3 2010	FY 2010

Depreciation Expense	$120 - 130	$480 - 490
Amortization of Intangibles	15 - 20	65 - 70
Integration and Restructuring Expense	~10	55 - 60
Net Interest Expense	50 - 55	215 - 220

Presentation of Non-GAAP Information

This press release presents certain results both with and without integration and restructuring expense associated with Corporate Express. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. Management believes that the non-GAAP financial measures presented provide a better comparison to prior periods because the adjustments do not affect the on-going operations of the combined businesses. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately according to GAAP as well as non-GAAP results and outlook, and in addition, in this press release, by presenting the most comparable GAAP measures ahead of non-GAAP measures and providing a reconciliation that indicates and describes the adjustments made.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products and services. Our broad selection of office supplies, electronics, technology and office furniture as well as business services, including computer repair and copying and printing, helps our customers run their offices efficiently. With 2009 sales of $24 billion and 91,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia serving businesses of all sizes and consumers. Staples invented the office superstore concept in 1986 and today ranks second worldwide in e-commerce sales. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions may continue to cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; our growth may strain our operations and we may not successfully integrate acquisitions to realize anticipated benefits; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risk inherent in foreign operations; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; our business may be adversely affected by the actions of and risks associated with our third-party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; technological problems may impact our operations; our information security may be compromised; various legal proceedings, third party claims, investigations or audits may adversely affect our business and financial performance; changes in federal, state or local regulations may increase our cost of doing business; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	July 31,	January 30,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$871,960	$1,415,819
Receivables, net	1,781,307	1,811,365
Merchandise inventories, net	2,514,009	2,261,149
Deferred income tax asset	297,145	353,329
Prepaid expenses and other current assets	402,068	333,105
Total current assets	5,866,489	6,174,767

Property and equipment:
Land and buildings	1,038,701	1,051,391
Leasehold improvements	1,287,118	1,268,848
Equipment	2,093,500	2,035,658
Furniture and fixtures	992,442	966,783
Total property and equipment	5,411,761	5,322,680
Less accumulated depreciation and amortization	3,329,562	3,158,147
Net property and equipment	2,082,199	2,164,533

Lease acquisition costs, net of accumulated amortization	23,572	25,083
Intangible assets, net of accumulated amortization	538,464	579,923
Goodwill	3,985,249	4,084,122
Other assets	738,031	688,906
Total assets	$13,234,004	$13,717,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,176,746	$2,111,696
Accrued expenses and other current liabilities	1,373,833	1,603,354
Debt maturing within one year	574,187	67,269
Total current liabilities	4,124,766	3,782,319

Long-term debt	2,004,843	2,500,329
Other long-term obligations	643,039	579,746

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued 905,598,383 shares at July 31, 2010 and 896,655,170 shares at January 30, 2010	540	538
Additional paid-in capital	4,211,082	4,379,942
Accumulated other comprehensive loss	(301,354)	(89,337)
Retained earnings	6,057,564	5,869,138
Less: Treasury stock at cost - 174,450,848 shares at July 31, 2010 and 167,990,178 shares at January 30, 2010	(3,517,141)	(3,388,395)
Total Staples, Inc. stockholders' equity	6,450,691	6,771,886
Noncontrolling interests	10,665	83,054
Total stockholders' equity	6,461,356	6,854,940
Total liabilities and stockholders' equity	$13,234,004	$13,717,334

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended

	July 31,	August 1,	July 31,	August 1,
	2010	2009	2010	2009

Sales	$5,534,240	$5,533,779	$11,592,035	$11,351,338
Cost of goods sold and occupancy costs	4,071,532	4,109,522	8,510,272	8,401,179
Gross profit	1,462,708	1,424,257	3,081,763	2,950,159

Operating and other expenses:
Selling, general and administrative	1,158,025	1,161,400	2,378,493	2,359,570
Integration and restructuring costs	21,644	29,633	42,526	48,630
Amortization of intangibles	14,886	26,644	30,285	48,515
Total operating expenses	1,194,555	1,217,677	2,451,304	2,456,715

Operating income	268,153	206,580	630,459	493,444

Other income (expense):
Interest income	1,891	1,329	3,662	3,001
Interest expense	(53,169)	(60,933)	(108,643)	(121,430)
Other income (expense)	(4,604)	1,361	(5,235)	(2,282)
Consolidated income before income taxes	212,271	148,337	520,243	372,733
Income tax expense	79,602	51,176	195,092	128,593
Consolidated net income	132,669	97,161	325,151	244,140
Income attributed to the noncontrolling interests	2,913	4,750	6,625	8,765
Net income attributed to Staples, Inc.	$129,756	$92,411	$318,526	$235,375

Earnings Per Share:

Basic earnings per common share	$0.18	$0.13	$0.44	$0.33

Diluted earnings per common share	$0.18	$0.13	$0.44	$0.33

Dividends declared per common share	$0.09	$0.08	$0.18	$0.17

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	26 Weeks Ended
	July 31,	August 1,
	2010	2009
Operating Activities:
Consolidated net income, including income from the noncontrolling interests	$325,151	$244,140
Adjustments to reconcile net income attributed to the controlling interests to net cash provided by operating activities:

Depreciation and amortization	247,965	271,759
Stock-based compensation	69,629	90,558
Deferred tax expense	6,209	-
Other	(1,904)	15,836
Changes in assets and liabilities:
Decrease in receivables	15,993	125,884
Increase in merchandise inventories	(253,211)	(20,938)
(Increase) decrease in prepaid expenses and other assets	(77,651)	131,017
Increase in accounts payable	80,583	38,257
Decrease in accrued expenses and other current liabilities	(237,590)	(172,422)
Increase (decrease) in other long-term obligations	70,252	(26,127)
Net cash provided by operating activities	245,426	697,964

Investing Activities:
Acquisition of property and equipment	(150,719)	(129,865)
Acquisition of businesses, net of cash acquired	(39,270)	-
Net cash used in investing activities	(189,989)	(129,865)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans
	38,443	45,338
Repayments of commercial paper, net of proceeds from issuances	-	(1,088,470)
Proceeds from borrowings	95,889	1,139,820
Payments on borrowings, including payment of deferred financing fees	(113,327)	(565,498)
Purchase of noncontrolling interest	(345,963)	-
Cash dividends paid	(130,100)	(118,048)
Purchase of treasury stock, net	(128,745)	(24,075)
Net cash used in financing activities	(583,803)	(610,933)

Effect of exchange rate changes on cash and cash equivalents	(15,493)	42,502

Net decrease in cash and cash equivalents	(543,859)	(332)
Cash and cash equivalents at beginning of period	1,415,819	633,774
Cash and cash equivalents at end of period	$871,960	$633,442

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended

	July 31,	August 1,	July 31,	August 1,
	2010	2009	2010	2009
Sales:
North American Delivery	$2,359,427	$2,322,850	$4,822,081	$4,741,208
North American Retail	2,010,549	1,973,268	4,322,759	4,161,603
International Operations	1,164,264	1,237,661	2,447,195	2,448,527
Total sales	$5,534,240	$5,533,779	$11,592,035	$11,351,338

Business Unit Income:
North American Delivery	$206,421	$184,922	$409,937	$345,551
North American Retail	105,694	102,771	282,243	263,222
International Operations	13,546	3,741	50,434	23,859
Total business unit income	325,661	291,434	742,614	632,632
Stock-based compensation	(35,864)	(55,221)	(69,629)	(90,558)
Total segment income	289,797	236,213	672,985	542,074
Interest and other expense, net	(55,882)	(58,243)	(110,216)	(120,711)
Integration and restructuring costs	(21,644)	(29,633)	(42,526)	(48,630)
Consolidated income before income taxes	$212,271	$148,337	$520,243	$372,733

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	July 31, 2010				August 1, 2009
	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %

Sales	$5,534,240	$-	$5,534,240	100.00%	$5,533,779	$-	$5,533,779	100.00%
Cost of goods sold and occupancy costs	4,071,532	-	4,071,532	73.57%	4,109,522	-	4,109,522	74.26%
Gross profit	1,462,708	-	1,462,708	26.43%	1,424,257	-	1,424,257	25.74%

Operating and other expenses:
Selling, general and administrative	1,158,025	-	1,158,025	20.92%	1,161,400	-	1,161,400	20.99%
Integration and restructuring costs	21,644	(21,644)	-	0.00%	29,633	(29,633)	-	0.00%
Amortization of intangibles	14,886	-	14,886	0.27%	26,644	-	26,644	0.48%
Total operating expenses	1,194,555	(21,644)	1,172,911	21.19%	1,217,677	(29,633)	1,188,044	21.47%

Operating income	268,153	21,644	289,797	5.24%	206,580	29,633	236,213	4.27%

Interest and other expense, net	55,882	-	55,882	1.01%	58,243	-	58,243	1.05%
Consolidated income before income taxes	212,271	21,644	233,915	4.23%	148,337	29,633	177,970	3.22%
Income tax expense	79,602	8,116	87,718	1.59%	51,176	10,223	61,399	1.11%
Consolidated net income	132,669	13,528	146,197	2.64%	97,161	19,410	116,571	2.11%
Income attributed to the noncontrolling interests	2,913	-	2,913	0.05%	4,750	-	4,750	0.09%
Net income attributed to Staples, Inc.	$129,756	$13,528	$143,284	2.59%	$92,411	$19,410	$111,821	2.02%

Earnings Per Share:

Basic earnings per common share	$0.18	$0.02	$0.20		$0.13	$0.03	$0.16

Diluted earnings per common share	$0.18	$0.02	$0.20		$0.13	$0.03	$0.16

Weighted average shares outstanding:

Basic	719,485,888				707,378,682

Diluted	729,735,085				719,473,807

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	26 Weeks Ended
	July 31, 2010				August 1, 2009
	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %

Sales	$11,592,035	$-	$11,592,035	100.00%	$11,351,338	$-	$11,351,338	100.00%
Cost of goods sold and occupancy costs	8,510,272	-	8,510,272	73.41%	8,401,179	-	8,401,179	74.01%
Gross profit	3,081,763		3,081,763	26.59%	2,950,159		2,950,159	25.99%

Operating and other expenses:
Selling, general and administrative	2,378,493	-	2,378,493	20.52%	2,359,570	-	2,359,570	20.79%
Integration and restructuring costs	42,526	(42,526)	-	0.00%	48,630	(48,630)	-	0.00%
Amortization of intangibles	30,285	-	30,285	0.26%	48,515	-	48,515	0.43%
Total operating expenses	2,451,304	(42,526)	2,408,778	20.78%	2,456,715	(48,630)	2,408,085	21.21%

Operating income	630,459	42,526	672,985	5.81%	493,444	48,630	542,074	4.78%

Interest and other expense, net	110,216	-	110,216	0.95%	120,711	-	120,711	1.06%
Consolidated income before income taxes	520,243	42,526	562,769	4.85%	372,733	48,630	421,363	3.71%
Income tax expense	195,092	15,947	211,039	1.82%	128,593	16,777	145,370	1.28%
Consolidated net income	325,151	26,579	351,730	3.03%	244,140	31,853	275,993	2.43%
Income attributed to the noncontrolling interests	6,625	-	6,625	0.06%	8,765	-	8,765	0.08%
Net income attributed to Staples, Inc.	$318,526	$26,579	$345,105	2.98%	$235,375	$31,853	$267,228	2.35%

Earnings Per Share:
Basic earnings per common share	$0.44	$0.04	$0.48		$0.33	$0.05	$0.38

Diluted earnings per common share	$0.44	$0.03	$0.47		$0.33	$0.04	$0.37

Weighted average shares outstanding:

Basic	719,140,537				706,330,893

Diluted	730,942,077				718,706,065

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended July 31, 2010

	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	1.6%	(0.6%)	1.0%
North American Retail	1.9%	(1.8%)	0.1%
International Operations	(5.9%)	4.1%	(1.8%)
Total sales	0.0%	0.0%	0.0%

	26 Weeks Ended July 31, 2010

	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	1.7%	(1.0%)	0.7%
North American Retail	3.9%	(3.0%)	0.9%
International Operations	(0.1%)	(3.0%)	(3.1%)
Total sales	2.1%	(2.1%)	0.0%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance.
To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers, 508-253-4080/4632